UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2018

INNSUITES HOSPITALITY TRUST

(Exact Name of Registrant as Specified in Charter)

Ohio	001-07062	34-6647590
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

InnSuites Hotels Centre, 1730 E. Northern Avenue, Suite 122
Phoenix, AZ	85020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (602) 944-1500

Not Applicable

( Former Address, 1730 E. Northern Ave, Suite 122 Phoenix. AZ 85020)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 23, 2018, the Board of Trustees of InnSuites Hospitality Trust (the “Trust”) elected Vernon G. Moore as the Chief Financial Officer of the Trust, after accepting the resignation of Craig Miller from that position. Mr. Moore is 52 years old, has been a practicing certified public accountant since 1992, most recently as Quality Control Partner in Charge with an accounting firm located in Irvine, California. He licensed to practice in Florida and Arizona, in addition to California.

Mr. Moore earned a bachelor of science degree in accounting and finance from California State University, Long Beach. He worked as an accountant with the Division of Corporate Finance of the United States Securities and Exchange Commission, and since 2005 has been in private accounting practice with several firms, serving as an audit partner and SEC partner in charge, as well as a quality control partner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

By:	/s/ James F. Wirth
James F. Wirth
Chief Executive Officer

Date: July 25, 2018